UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 11, 2013
(Date of earliest event reported)

Callidus Software Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50463	77-0438629
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6200 Stoneridge Mall Road, Suite 500, Pleasanton, CA 94588
(Address of principal executive offices) (Zip Code)

(925) 251-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2013, George B. James notified the Board of Directors (the “Board”) of Callidus Software Inc. (the Company”) that he will retire from the Board when his current term expires at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. James has served as director of the Company since May 1999. The Board will reduce the size of the Board from seven to six directors effective as of the Annual Meeting in accordance with the Company’s Second Amended and Restated Bylaws. In connection with Mr. James’ retirement, the Board extended the exercise period of Mr. James’ stock options until the earlier of either the one-year anniversary of the Annual Meeting or the original option expiration date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE, INC.

Date: March 12, 2013	By:	/s/ Ronald J. Fior
Ronald J. Fior
Chief Financial Officer, Senior Vice President, Finance and Operations